Exhibit 99.1

PMA CAPITAL [LOGO]
A Specialty Risk Management Company

Mellon Bank Center Suite 2800
1735 Market Street
Philadelphia, PA 19103-7590

PRESS RELEASE

For Release: Immediate

      Contact: Albert D. Ciavardelli
                    (215) 665-5063

PMA Capital Announces Third Quarter 2002 Earnings Expectations and
Conference Call with Investors

Philadelphia, PA, October 15, 2002 – PMA Capital Corporation (NASDAQ: PMACA) today announced that when it reports third quarter 2002 results on October 30, 2002 it expects to report after-tax operating earnings, which represents net income before after-tax realized investment gains and losses, in the range of $0.36 and $0.38 per diluted share. In addition, the Company currently expects to report full year 2002 after-tax operating income of between $1.40 and $1.45 per diluted share, excluding losses from its run-off operations.

PMA Capital expects to release its third quarter 2002 financial results on Wednesday, October 30, 2002 after the market closes. A copy of the Company’s news release and statistical supplement will be available on Wednesday, October 30th via the Company’s website at www.pmacapital.com in the Investor Information section (please use the News Releases button to access the release and the Financial Reports button to access the supplement).

In conjunction with the earning release, PMA Capital management will hold a conference call with investors beginning at 5:30 p.m. Eastern Time on Wednesday, October 30th to review the third quarter 2002 results along with the outlook for the remainder of 2002 and full year 2003. The conference call will be available via a live webcast over the Internet at www.pmacapital.com. Simply enter the Investor Information section, click on News Releases to find this announcement and then click on the microphone next to this release. Please note that by accessing the conference call via the Internet, you will be in a listen-only mode.

The call-in numbers for the conference call are as follows:

Live Call	Replay
877-679-9049 (Domestic)	800-615-3210 (Domestic)
952-556-2803 (International)	703-326-3020 (International)

A replay of the conference call will be available over the Internet or by dialing the call-in number for the replay along with the passcode 6260564. The replay will be available from approximately 8:30 p.m. Eastern Time on Wednesday, October 30th until 11:59 p.m. Eastern Time on Friday, November 1st.

PMA Capital Corporation, headquartered in Philadelphia, Pennsylvania, is an insurance holding company, whose operating subsidiaries provide specialty risk management products and services to customers throughout the United States. The primary product lines of PMA Capital’s subsidiaries include property and casualty reinsurance, underwritten and marketed through PMA Re, and workers’ compensation, integrated disability and other commercial property and casualty lines of insurance in the eastern part of the United States, underwritten and marketed under the trade name The PMA Insurance Group. For more information about PMA Capital and its specialty insurance businesses, please visit us on the Internet at www.pmacapital.com.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release and oral statements made by individuals authorized to speak on behalf of PMA Capital Corporation (the “Company”) that are not historical facts are forward-looking statements and are based on estimates, assumptions and projections. Actual results may differ materially from those projected in the forward-looking statements.

These forward-looking statements are based on currently available financial, competitive and economic data and the Company’s current operating plans based on assumptions regarding future events. The Company’s actual results could differ materially from those expected by the Company’s management. The factors that could cause actual results to vary materially, some of which are described with the forward-looking statements, include, but are not limited to:

o	changes in general economic conditions, including the performance of financial markets, interest rates and the level of unemployment;

o

regulatory or tax changes, including changes in risk-based capital or other regulatory standards that affect the cost of, or demand for, the Company’s products or otherwise affect the ability of the Company to conduct its business;

o	competitive conditions that may affect the level of rate adequacy related to the amount of risk undertaken and that may influence the sustainability of adequate rate changes;

o	ability to implement and maintain rate increases;

o	the effect of changes in workers’compensation statutes and their administration, which may affect the rates that we can charge and the manner in which we administer claims;

o	the Company’s ability to predict and effectively manage claims related to insurance and reinsurance policies;

o	the lowering or loss of one or more of the financial strength or claims paying ratings of the Company’s insurance subsidiaries;

o	adequacy of reserves for claim liabilities;

o	adverse property and casualty loss development for events the Company insured in prior years;

o	the uncertain nature of damage theories and loss amounts and the development of additional facts related to the attack on the World Trade Center;

o	uncertainty as to the price and availability of reinsurance on business we intend to write in the future, including reinsurance for terrorist acts;

o	adequacy and collectibility of reinsurance purchased by the Company;

o	severity of natural disasters and other catastrophes;

o	reliance on key management; and

o	other factors disclosed from time to time in the Company’s most recent Forms 10-K, 10-Q and 8-K filed by the Company with the Securities and Exchange Commission.

Investors should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update forward-looking information and to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.